77Q1(e)(1)


Amendment No. 1 to the Management Agreement between American Century Asset Allocation
Portfolios, Inc. and American Century Investment
Management, Inc., effective as of September 30,
2015 (filed electronically as Exhibit d2 to Post-
Effective Amendment No. 35 to the Registration
Statement of the Registrant on September 29, 2015,
File No. 333-116351, and incorporated herein by reference).